Exhibit 99.1

FOR IMMEDIATE RELEASE April 15, 2025

For more information

Kathryn Shrout Mistich, VP, Investor Relations Manager

504.539.7836 or kathryn.mistich@hancockwhitney.com

Hancock Whitney reports first quarter 2025 EPS of $1.38

GULFPORT, Miss. (April 15, 2025) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the first quarter of 2025. Net income for the first quarter of 2025 totaled $119.5 million, or $1.38 per diluted common share (EPS), compared to $122.1 million, or $1.40 per diluted common share, in the fourth quarter of 2024. The company reported net income for the first quarter of 2024 of $108.6 million, or $1.24 per diluted common share. The first quarter of 2024 included a $3.8 million charge, or $0.04 per diluted share, of a supplemental disclosure item. There were no supplemental disclosure items in the first quarter of 2025 or the fourth quarter of 2024.

First Quarter 2025 Highlights

•
Net income totaled $119.5 million, compared to $122.1 million in the prior quarter
•
Pre-provision net revenue (PPNR) totaled $162.4 million, compared to $165.2 million in the prior quarter
•
Loans decreased $201.3 million, or 3% linked quarter annualized (LQA)
•
Deposits decreased $298.1 million, or 4% LQA
•
Criticized commercial loans decreased and nonaccrual loans increased
•
ACL coverage solid at 1.49%, up 2 bps compared to the prior quarter
•
NIM 3.43%, up 2 bps compared to the prior quarter
•
CET1 ratio estimated at 14.51%, up 37 bps linked-quarter; TCE ratio of 10.01%, up 54 bps linked-quarter; total risk-based capital ratio estimated at 16.39%
•
Efficiency ratio of 55.22%, compared to 54.46% in the prior quarter

“The first quarter of 2025 was a very strong start to the year,” said John M. Hairston, President & CEO. “Our team delivered yet another quarter of solid profitability and capital growth. ROA was 1.41%, NIM continued to expand, and our efficiency ratio was 55.22%. Our criticized loan levels decreased during the quarter, and our ACL to loans is robust at 1.49%. Our capital ratios continued to build this quarter, and we were able to return capital to our shareholders through share repurchases and a 50% year-over-year increase in the quarterly common stock dividend. We look forward to the rest of 2025 as we execute our organic growth plan and welcome the Sabal Trust Company associates and clients to Hancock Whitney this May.”

Loans

Total loans were $23.1 billion at March 31, 2025, down $201.3 million, or 1%, from December 31, 2024. Loan contraction was driven by an increase in payoffs of large healthcare and commercial non-real estate credits.

Average loans totaled $23.1 billion for the first quarter of 2025, down $179.9 million, or 1%, linked-quarter. Management expects 2025 period-end loan balances to be up low-single digits from year-end 2024.

Deposits

Total deposits at March 31, 2025 were $29.2 billion, down $298.1 million, or 1%, from December 31, 2024. The linked-quarter decrease in deposits was primarily due to a decrease in retail time deposits driven by maturity concentration and promotional rate reductions during the first quarter of 2025 and a decrease in interest-bearing public funds driven by seasonal outflows. These decreases were partially offset by an increase in interest-bearing transactions and savings due to seasonality and competitive products and pricing and an increase in noninterest-bearing deposits.

DDAs totaled $10.6 billion at March 31, 2025, up $17.4 million, or less than 1%, from December 31, 2024 and comprised 36% of total period-end deposits. Interest-bearing transaction and savings deposits totaled $11.4 billion at the end of the first quarter of 2025, up $91.5 million, or 1%, linked-quarter. Compared to December 31, 2024, retail time deposits of $4.2 billion were down $192.0 million, or 4%. The first quarter of 2025 ended with no brokered deposits, compared to $6.9 million in the fourth quarter of 2024. Interest-bearing public fund deposits decreased $208.2 million, or 6%, linked-quarter, totaling $3.0 billion at March 31, 2025.

Average deposits for the first quarter of 2025 were $28.8 billion, down $356.0 million, or 1%, linked-quarter. Management expects 2025 period-end deposit levels to be up low-single digits from year-end 2024.

Asset Quality

The total allowance for credit losses (ACL) was $343.2 million at March 31, 2025, up $0.2 million, or less than 1%, from December 31, 2024. During the first quarter of 2025, the company recorded a provision for credit losses of $10.5 million, compared to a provision for credit losses of $11.9 million in the fourth quarter of 2024. There were $10.3 million of net charge-offs in the first quarter of 2025, or 0.18% of average total loans on an annualized basis, compared to net charge-offs of $11.7 million, or 0.20% of average total loans in the fourth quarter of 2024. The ratio of ACL to period-end loans was 1.49% at March 31, 2025, compared to 1.47% at December 31, 2024.

Criticized commercial loans totaled $594.1 million, or 3.35% of total commercial loans, at March 31, 2025, compared to $623.0 million, or 3.47% of total commercial loans at December 31, 2024. Nonaccrual loans totaled $104.2 million, or 0.45% of total loans, at March 31, 2025, compared to $97.3 million, or 0.42% of total loans, at December 31, 2024. ORE and foreclosed assets were $26.7 million at March 31, 2025, down $1.1 million, or 4%, compared to December 31, 2024.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the first quarter of 2025 was $272.7 million, a decrease of $3.6 million, or 1%, from the fourth quarter of 2024. The net interest margin (NIM) (TE) was 3.43% in the first quarter of 2025, up 2 bps linked-quarter. Lower rates on deposits (+13 bps), higher securities yields (+2 bps) and a favorable borrowing mix (+1 bps), led to a 16 basis point improvement in NIM, partially offset by lower loan yields (-14 bps).

Average earning assets were $32.0 billion for the first quarter of 2025, down $309.1 million, or 1%, from the fourth quarter of 2024.

Noninterest Income

Noninterest income totaled $94.8 million for the first quarter of 2025, up $3.6 million, or 4%, from the fourth quarter of 2024.

Service charges on deposits were up $0.7 million, or 3%, from the fourth quarter of 2024. Bank card and ATM fees were down $0.7 million, or 3%, from the fourth quarter of 2024.

Investment and annuity income and insurance fees were up $0.5 million, or 5%, linked-quarter. Trust fees were down $0.1 million, or 1% linked-quarter. Fees from secondary mortgage operations totaled $3.5 million for the first quarter of 2025, up $0.9 million, or 36%, linked-quarter.

Other noninterest income was $17.1 million in the first quarter of 2025, up $2.3 million, or 16%, from the fourth quarter of 2024, primarily due to higher derivative income, SBIC income, syndication fees and SBA loan fees.

Noninterest Expense & Taxes

Noninterest expense totaled $205.1 million, up $2.7 million, or 1% linked-quarter.

Personnel expense totaled $114.3 million in the first quarter of 2025, up $0.6 million, or 1%, linked-quarter, due to seasonal increases in taxes and benefits, partially offset by lower incentives. Net occupancy and equipment expense totaled $17.7 million in the first quarter of 2025, down $0.2 million, or 1%, from the fourth quarter of 2024. Amortization of intangibles totaled $2.1 million for the first quarter of 2025, down $0.1 million, or 4%, linked-quarter.

ORE and other foreclosed assets expense totaled $1.8 million in the first quarter of 2024, compared to net gains of $0.8 million in the fourth quarter of 2024, primarily due to the write-down of one property.

Other expense totaled $69.1 million in the first quarter of 2025, down $0.2 million, or less than 1%, linked-quarter.

The effective income tax rate for the first quarter of 2025 was 19.9%.

Capital

Common stockholders’ equity at March 31, 2025 totaled $4.3 billion, up $151.0 million, or 4%, from December 31, 2024. The tangible common equity (TCE) ratio was 10.01%, up 54 bps linked-quarter. The company’s CET1 ratio is estimated to be 14.51% at March 31, 2025, up 37 bps linked-quarter. Total risk-based capital ratio is estimated to be 16.39% at March 31, 2025, up 46 bps linked-quarter. During the first quarter of 2025, the company repurchased 350,000 shares of its common stock at an average price of $59.25 per share. This stock repurchase is pursuant to the company’s share buyback program (which authorized the repurchase of up to 4,306,000 shares of the company’s outstanding common stock), which expires on December 31, 2026.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 3:30 p.m. Central Time on Tuesday, April 15, 2025 to review first quarter of 2025 results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at investors.hancockwhitney.com. A link to the release with additional financial tables, and a link to a slide presentation related to first quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial 800-715-9871 or 646-307-1963, access code 6506941.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through April 22, 2025 by dialing 800-770-2030 or 609-800-9909, access code 6506941.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; and mortgage services. The company also operates combined loan and deposit production offices in the greater metropolitan areas of Nashville, Tennessee and Atlanta, Georgia. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with the provisions of subpart 229.1400 of the Securities and Exchange Commission’s Regulation S-K, “Disclosures by Bank and Savings and Loan Registrants,” the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. The company highlights certain items that are outside of our principal business and/or are not indicative of forward-looking trends in supplemental disclosures items below our GAAP financial data and presents certain “Adjusted” ratios that exclude these disclosed items. These adjusted ratios provide management or the reader with a measure that may be more indicative of forward-looking trends in our business, as well as demonstrates the effects of significant gains or losses and changes.

We define Adjusted Pre-Provision Net Revenue as net income excluding provision expense and income tax expense, plus the taxable equivalent adjustment (as defined above), less supplemental disclosure items (as defined above). Management believes that adjusted pre-provision net revenue is a useful financial measure because it enables investors and others to assess the company’s ability to generate capital to cover credit losses through a credit cycle. We define Adjusted Revenue as net interest income (te) and noninterest income less supplemental disclosure items. We define Adjusted Noninterest Expense as noninterest expense less supplemental disclosure items. We define our Efficiency Ratio as noninterest expense to total net interest income (te) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items, if applicable. Management believes adjusted revenue, adjusted noninterest expense and the efficiency ratio are useful measures as they provide a greater understanding of ongoing operations and enhance comparability with prior periods.

Important Cautionary Statement about Forward-Looking Statements

This release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing, and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, the impact of current and future economic conditions, including the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment, inflationary pressures, increasing insurance costs, elevated interest rates, including the impact of changes in interest rates on our financial projections, models and guidance and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, general economic business conditions in our local markets, Federal Reserve action with respect to interest rates, the effects of war or other conflicts, acts of terrorism, climate change, the impact of natural or man-made disasters, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings, assessments, and enforcement actions, as well as the impact of negative developments affecting the banking industry and the resulting media coverage; the potential impact of current (including Sabal Trust Company) or future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial and non-financial reporting, the financial impact of regulatory requirements and tax reform legislation, deposit trends, credit quality trends, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
NET INCOME
Net interest income	$269,905	$273,556	$271,764	$270,430	$266,171
Net interest income (TE) (a)	272,711	276,291	274,457	273,258	269,001
Provision for credit losses	10,462	11,912	18,564	8,723	12,968
Noninterest income	94,791	91,209	95,895	89,174	87,851
Noninterest expense	205,059	202,333	203,839	206,016	207,722
Income tax expense	29,671	28,446	29,684	30,308	24,720
Net income	$119,504	$122,074	$115,572	$114,557	$108,612
Supplemental disclosure items - included above, pre-tax
Included in noninterest expense
FDIC special assessment	$—	$—	$—	$—	$3,800
PERIOD-END BALANCE SHEET DATA
Loans	$23,098,146	$23,299,447	$23,455,587	$23,911,616	$23,970,938
Securities	7,694,969	7,597,154	7,769,780	7,535,836	7,559,182
Earning assets	31,661,169	31,857,841	32,045,222	32,056,415	31,985,610
Total assets	34,750,680	35,081,785	35,238,107	35,412,291	35,247,119
Noninterest-bearing deposits	10,614,874	10,597,461	10,499,476	10,642,213	10,802,127
Total deposits	29,194,733	29,492,851	28,982,905	29,200,718	29,775,906
Common stockholders' equity	4,278,672	4,127,636	4,174,687	3,920,718	3,853,436
AVERAGE BALANCE SHEET DATA
Loans	$23,068,573	$23,248,512	$23,552,002	$23,917,361	$23,810,163
Securities (b)	8,241,514	8,257,061	8,218,896	8,214,172	8,197,410
Earning assets	32,023,885	32,333,012	32,263,748	32,539,363	32,556,821
Total assets	34,355,515	34,770,663	34,780,386	34,998,880	35,101,869
Noninterest-bearing deposits	10,163,221	10,409,022	10,359,390	10,526,903	10,673,060
Total deposits	28,752,416	29,108,381	28,940,163	29,069,097	29,560,956
Common stockholders' equity	4,182,814	4,138,326	4,021,211	3,826,296	3,818,840
COMMON SHARE DATA
Earnings per share - diluted	$1.38	$1.40	$1.33	$1.31	$1.24
Cash dividends per share	0.45	0.40	0.40	0.40	0.30
Book value per share (period-end)	49.73	47.93	48.47	45.40	44.49
Tangible book value per share (period-end)	39.40	37.58	38.10	35.04	34.12
Weighted average number of shares - diluted	86,462	86,602	86,560	86,765	86,726
Period-end number of shares	86,033	86,124	86,136	86,355	86,622
Market data
High sales price	$61.57	$62.40	$57.78	$49.11	$49.10
Low sales price	49.46	48.36	45.26	41.56	41.19
Period-end closing price	52.45	54.72	51.17	47.83	46.04
Trading volume	41,692	32,670	35,017	29,308	30,508
PERFORMANCE RATIOS
Return on average assets	1.41%	1.40%	1.32%	1.32%	1.24%
Return on average common equity	11.59%	11.74%	11.43%	12.04%	11.44%
Return on average tangible common equity	14.72%	14.96%	14.70%	15.73%	14.96%
Tangible common equity ratio (c)	10.01%	9.47%	9.56%	8.77%	8.61%
Net interest margin (TE)	3.43%	3.41%	3.39%	3.37%	3.32%
Noninterest income as a percentage of total revenue (TE)	25.79%	24.82%	25.89%	24.60%	24.62%
Efficiency ratio (d)	55.22%	54.46%	54.42%	56.18%	56.44%
Average loan/deposit ratio	80.23%	79.87%	81.38%	82.28%	80.55%
Allowance for loan losses as a percentage of period-end loans	1.38%	1.37%	1.35%	1.32%	1.31%
Allowance for credit losses as a percentage of period-end loans (e)	1.49%	1.47%	1.46%	1.43%	1.42%
Annualized net charge-offs to average loans	0.18%	0.20%	0.30%	0.12%	0.15%
Allowance for loan losses as a % of nonaccrual loans	305.26%	327.61%	382.87%	366.54%	382.21%
FTE headcount	3,497	3,476	3,458	3,541	3,564
(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosures noted above.
(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(in thousands, except per share data)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
NET INCOME
Interest income	$395,321	$414,286	$429,476	$427,545	$421,684
Interest income (TE) (f)	398,127	417,021	432,169	430,373	424,514
Interest expense	125,416	140,730	157,712	157,115	155,513
Net interest income (TE)	272,711	276,291	274,457	273,258	269,001
Provision for credit losses	10,462	11,912	18,564	8,723	12,968
Noninterest income	94,791	91,209	95,895	89,174	87,851
Noninterest expense	205,059	202,333	203,839	206,016	207,722
Income before income taxes	149,175	150,520	145,256	144,865	133,332
Income tax expense	29,671	28,446	29,684	30,308	24,720
Net income	$119,504	$122,074	$115,572	$114,557	$108,612
Supplemental disclosure items - included above, pre-tax
Included in noninterest expense
FDIC special assessment	$—	$—	$—	$—	$3,800
NONINTEREST INCOME
Service charges on deposit accounts	$24,119	$23,447	$23,144	$22,275	$22,239
Trust fees	18,022	18,170	18,014	18,473	17,077
Bank card and ATM fees	20,714	21,403	21,639	21,827	20,622
Investment and annuity fees and insurance commissions	11,415	10,901	10,890	9,789	11,844
Secondary mortgage market operations	3,468	2,558	3,379	3,546	2,891
Other income	17,053	14,730	18,829	13,264	13,178
Total noninterest income	$94,791	$91,209	$95,895	$89,174	$87,851
NONINTEREST EXPENSE
Personnel expense	$114,347	$113,723	$115,771	$118,726	$121,157
Net occupancy and equipment expense	17,671	17,862	18,127	17,470	17,623
Other real estate and foreclosed assets (income) expense, net	1,780	(763)	(411)	(1,099)	(196)
Other expense	69,148	69,305	68,060	68,530	66,612
Amortization of intangibles	2,113	2,206	2,292	2,389	2,526
Total noninterest expense	$205,059	$202,333	$203,839	$206,016	$207,722
COMMON SHARE DATA
Earnings per share:
Basic	$1.38	$1.41	$1.33	$1.31	$1.25
Diluted	1.38	1.40	1.33	1.31	1.24

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
PERIOD-END BALANCE SHEET
(Unaudited)

(dollars in thousands)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
ASSETS
Commercial non-real estate loans	$9,636,594	$9,876,592	$9,588,309	$9,847,759	$9,926,333
Commercial real estate - owner occupied loans	3,000,998	3,011,955	3,096,173	3,094,258	3,080,192
Total commercial and industrial loans	12,637,592	12,888,547	12,684,482	12,942,017	13,006,525
Commercial real estate - income producing loans	3,809,664	3,798,612	3,988,661	4,053,812	4,042,797
Construction and land development loans	1,287,919	1,281,115	1,423,615	1,528,393	1,541,773
Residential mortgage loans	4,025,145	3,961,328	3,988,309	4,000,211	3,983,321
Consumer loans	1,337,826	1,369,845	1,370,520	1,387,183	1,396,522
Total loans	23,098,146	23,299,447	23,455,587	23,911,616	23,970,938
Loans held for sale	26,596	21,525	24,624	27,354	16,470
Securities	7,694,969	7,597,154	7,769,780	7,535,836	7,559,182
Short-term investments	841,458	939,715	795,231	581,609	439,020
Earning assets	31,661,169	31,857,841	32,045,222	32,056,415	31,985,610
Allowance for loan losses	(318,119)	(318,882)	(317,271)	(316,148)	(313,726)
Goodwill and other intangible assets	888,563	890,677	892,883	895,175	897,564
Other assets	2,519,067	2,652,149	2,617,273	2,776,849	2,677,671
Total assets	$34,750,680	$35,081,785	$35,238,107	$35,412,291	$35,247,119
LIABILITIES
Noninterest-bearing deposits	$10,614,874	$10,597,461	$10,499,476	$10,642,213	$10,802,127
Interest-bearing transaction and savings deposits	11,400,171	11,308,645	10,895,521	10,813,648	10,954,231
Interest-bearing public fund deposits	3,004,316	3,212,500	2,704,106	2,921,724	3,066,270
Time deposits	4,175,372	4,374,245	4,883,802	4,823,133	4,953,278
Total interest-bearing deposits	18,579,859	18,895,390	18,483,429	18,558,505	18,973,779
Total deposits	29,194,733	29,492,851	28,982,905	29,200,718	29,775,906
Short-term borrowings	542,780	639,015	1,265,944	1,363,959	667,760
Long-term debt	210,582	210,544	236,431	236,393	236,355
Other liabilities	523,913	611,739	578,140	690,503	713,662
Total liabilities	30,472,008	30,954,149	31,063,420	31,491,573	31,393,683
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,008,987	2,029,122	2,032,599	2,041,597	2,049,215
Retained earnings	2,784,657	2,704,606	2,617,584	2,537,057	2,457,736
Accumulated other comprehensive (loss)	(514,972)	(606,092)	(475,496)	(657,936)	(653,515)
Total common stockholders' equity	4,278,672	4,127,636	4,174,687	3,920,718	3,853,436
Total liabilities & stockholders' equity	$34,750,680	$35,081,785	$35,238,107	$35,412,291	$35,247,119
CAPITAL RATIOS
Tangible common equity	$3,390,109	$3,236,959	$3,281,804	$3,025,543	$2,955,872
Tier 1 capital (g)	3,931,717	3,886,926	3,800,864	3,726,751	3,652,180
Common equity as a percentage of total assets	12.31%	11.77%	11.85%	11.07%	10.93%
Tangible common equity ratio	10.01%	9.47%	9.56%	8.77%	8.61%
Leverage (Tier 1) ratio (g)	11.55%	11.29%	11.03%	10.71%	10.49%
Common equity tier 1 (CET1) ratio (g)	14.51%	14.14%	13.78%	13.25%	12.65%
Tier 1 risk-based capital ratio (g)	14.51%	14.14%	13.78%	13.25%	12.65%
Total risk-based capital ratio (g)	16.39%	15.93%	15.56%	15.00%	14.34%

(g) Estimated for most recent period-end. Regulatory capital ratios reflect the election to use the five-year transition rules for the adoption of ASC 326, commonly referred to as Current Expected Credit Loss, or CECL.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE SHEET
(Unaudited)

	Three Months Ended
(in thousands)	3/31/2025	12/31/2024	3/31/2024
ASSETS
Commercial non-real estate loans	$9,631,891	$9,545,824	$9,806,126
Commercial real estate - owner occupied loans	2,996,594	3,085,830	3,082,085
Total commercial and industrial loans	12,628,485	12,631,654	12,888,211
Commercial real estate - income producing loans	3,836,450	3,966,010	3,989,675
Construction and land development loans	1,273,281	1,318,306	1,553,093
Residential mortgage loans	3,979,689	3,967,895	3,963,030
Consumer loans	1,350,668	1,364,647	1,416,154
Total loans	23,068,573	23,248,512	23,810,163
Loans held for sale	20,532	21,082	15,441
Securities (h)	8,241,514	8,257,061	8,197,410
Short-term investments	693,266	806,357	533,807
Earning assets	32,023,885	32,333,012	32,556,821
Allowance for loan losses	(322,711)	(317,256)	(311,649)
Goodwill and other intangible assets	889,590	891,741	898,781
Other assets	1,764,751	1,863,166	1,957,916
Total assets	$34,355,515	$34,770,663	$35,101,869
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$10,163,221	$10,409,022	$10,673,060
Interest-bearing transaction and savings deposits	11,202,387	11,127,229	10,803,196
Interest-bearing public fund deposits	3,113,960	2,899,788	3,119,406
Time deposits	4,272,848	4,672,342	4,965,294
Total interest-bearing deposits	18,589,195	18,699,359	18,887,896
Total deposits	28,752,416	29,108,381	29,560,956
Short-term borrowings	635,804	672,252	783,990
Long-term debt	210,563	227,714	236,336
Other liabilities	573,918	623,990	701,747
Common stockholders' equity	4,182,814	4,138,326	3,818,840
Total liabilities & stockholders' equity	$34,355,515	$34,770,663	$35,101,869

(h) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Three Months Ended
	3/31/2025			12/31/2024			3/31/2024
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$17,738.2	$267.1	6.10%	$17,916.0	$283.4	6.29%	$18,431.0	$295.7	6.45%
Residential mortgage loans	3,979.7	38.8	3.90%	3,967.9	38.3	3.86%	3,963.0	36.9	3.72%
Consumer loans	1,350.7	27.6	8.28%	1,364.6	29.1	8.47%	1,416.2	31.3	8.88%
Loan fees & late charges	—	(0.3)	0.00%	—	0.6	0.00%	—	1.0	0.00%
Total loans (TE) (j) (k)	23,068.6	333.2	5.84%	23,248.5	351.4	6.02%	23,810.2	364.9	6.16%
Loans held for sale	20.5	0.3	6.69%	21.1	0.3	6.08%	15.4	0.3	7.90%
US Treasury and government agency securities	588.7	4.4	3.00%	595.1	4.5	3.04%	515.6	3.5	2.69%
CMOs and mortgage backed securities	6,831.9	46.7	2.74%	6,812.8	45.2	2.65%	6,792.5	42.4	2.50%
Municipals (TE)	802.9	5.9	2.96%	825.7	6.1	2.96%	865.8	6.4	2.96%
Other securities	18.0	0.2	3.64%	23.4	0.2	3.87%	23.5	0.2	3.51%
Total securities (TE) (l)	8,241.5	57.2	2.78%	8,257.0	56.0	2.71%	8,197.4	52.5	2.56%
Total short-term investments	693.3	7.4	4.31%	806.4	9.3	4.59%	533.8	6.8	5.11%
Average earning assets yield (TE)	$32,023.9	$398.1	5.02%	$32,333.0	$417.0	5.14%	$32,556.8	$424.5	5.24%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$11,202.4	$57.3	2.08%	$11,127.2	$61.6	2.20%	$10,803.2	$60.1	2.24%
Time deposits	4,272.8	40.0	3.79%	4,672.3	50.0	4.26%	4,965.3	59.1	4.79%
Public funds	3,114.0	23.2	3.03%	2,899.8	23.5	3.22%	3,119.4	28.3	3.65%
Total interest-bearing deposits	18,589.2	120.5	2.63%	18,699.3	135.1	2.87%	18,887.9	147.5	3.14%
Short-term borrowings	635.8	1.8	1.18%	672.3	2.5	1.51%	784.0	5.0	2.55%
Long-term debt	210.6	3.1	5.82%	227.7	3.1	5.38%	236.3	3.0	5.19%
Total borrowings	846.4	4.9	2.33%	900.0	5.6	2.49%	1,020.3	8.0	3.16%
Total interest-bearing liabilities cost	19,435.6	125.4	2.62%	19,599.3	140.7	2.86%	19,908.2	155.5	3.14%
Net interest-free funding sources	12,588.3			12,733.7			12,648.6
Total cost of funds	32,023.9	125.4	1.59%	32,333.0	140.7	1.73%	32,556.8	155.5	1.92%
Net Interest Spread (TE)		$272.7	2.41%		$276.3	2.28%		$269.0	2.10%
Net Interest Margin (TE)	$32,023.9	$272.7	3.43%	$32,333.0	$276.3	3.41%	$32,556.8	$269.0	3.32%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.

(k) Included in interest income is net purchase accounting accretion of $0.5 million and $0.3 million for the three months ended December 31, 2024, and March 31, 2024, respectively. There was no purchase accounting accretion in 2025.

(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Nonaccrual loans (m)	$104,214	$97,335	$82,866	$86,253	$82,082
ORE and foreclosed assets	26,690	27,797	27,732	2,114	2,793
Total nonaccrual loans + ORE and foreclosed assets	$130,904	$125,132	$110,598	$88,367	$84,875
Nonaccrual loans as a percentage of loans	0.45%	0.42%	0.35%	0.36%	0.34%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.57%	0.54%	0.47%	0.37%	0.35%
Accruing loans 90 days past due	$15,593	$21,852	$5,967	$6,069	$7,938
Accruing loans 90 days past due as a percentage of loans	0.07%	0.09%	0.03%	0.03%	0.03%
Modified loans - still accruing	$70,617	$79,324	$90,156	$57,422	$37,425
Modified loans - still accruing as a % of loans	0.31%	0.34%	0.38%	0.24%	0.16%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses:
Beginning balance	$318,882	$317,271	$316,148	$313,726	$307,907
Provision for loan losses	9,484	13,352	19,150	9,707	14,799
Charge-offs	(13,293)	(16,654)	(21,113)	(11,951)	(23,366)
Recoveries	3,046	4,913	3,086	4,666	14,386
Net charge-offs	(10,247)	(11,741)	(18,027)	(7,285)	(8,980)
Ending Balance	$318,119	$318,882	$317,271	$316,148	$313,726
Reserve for unfunded lending commitments:
Beginning balance	$24,053	$25,493	$26,079	$27,063	$28,894
Provision for losses on unfunded lending commitments	978	(1,440)	(586)	(984)	(1,831)
Ending balance	$25,031	$24,053	$25,493	$26,079	$27,063
Total allowance for credit losses	$343,150	$342,935	$342,764	$342,227	$340,789
Total provision for credit losses	$10,462	$11,912	$18,564	$8,723	$12,968
Allowance for loan losses as a percentage of period-end loans	1.38%	1.37%	1.35%	1.32%	1.31%
Allowance for credit losses as a percentage of period-end loans	1.49%	1.47%	1.46%	1.43%	1.42%
Allowance for loan losses as a % of nonaccrual loans	305.26%	327.61%	382.87%	366.54%	382.21%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$7,060	$7,488	$14,464	$4,112	$5,254
Residential mortgage loans	(220)	(14)	28	(83)	(146)
Consumer loans	3,407	4,267	3,535	3,256	3,872
Total net charge-offs	$10,247	$11,741	$18,027	$7,285	$8,980
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.16%	0.17%	0.32%	0.09%	0.11%
Residential mortgage loans	(0.02)%	(0.00)%	0.00%	(0.01)%	(0.01)%
Consumer loans	1.02%	1.24%	1.02%	0.95%	1.10%
Total net charge-offs as a percentage of average loans:	0.18%	0.20%	0.30%	0.12%	0.15%
AVERAGE LOANS
Commercial & real estate loans	$17,738,216	$17,915,970	$18,179,941	$18,532,555	$18,430,979
Residential mortgage loans	3,979,689	3,967,895	3,996,986	4,000,570	3,963,030
Consumer loans	1,350,668	1,364,647	1,375,075	1,384,236	1,416,154
Total average loans	$23,068,573	$23,248,512	$23,552,002	$23,917,361	$23,810,163

(m) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling $25.0 million at March 31, 2025, $20.2 million at December 31, 2024, $5.4 million at September 30, 2024, $5.3 million at June 30, 2024, and $0.2 million at March 31, 2024.

HANCOCK WHITNEY CORPORATION
Appendix A to the Earnings Release
Reconciliation of Non-GAAP Measure
(Unaudited)

PRE-PROVISION NET REVENUE (TE) AND ADJUSTED PRE-PROVISION NET REVENUE (TE)
	Three Months Ended
(in thousands)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Net Income (GAAP)	$119,504	$122,074	$115,572	$114,557	$108,612
Provision for credit losses	10,462	11,912	18,564	8,723	12,968
Income tax expense	29,671	28,446	29,684	30,308	24,720
Pre-provision net revenue	159,637	162,432	163,820	153,588	146,300
Taxable equivalent adjustment (n)	2,806	2,735	2,693	2,828	2,830
Pre-provision net revenue (TE)	162,443	165,167	166,513	156,416	149,130
Adjustments from supplemental disclosure items
FDIC special assessment	—	—	—	—	3,800
Adjusted pre-provision net revenue (TE)	$162,443	$165,167	$166,513	$156,416	$152,930

REVENUE (TE), ADJUSTED REVENUE (TE) AND EFFICIENCY RATIO
	Three Months Ended
(in thousands)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Net interest income	$269,905	$273,556	$271,764	$270,430	$266,171
Noninterest income	94,791	91,209	95,895	89,174	87,851
Total GAAP revenue	364,696	364,765	367,659	359,604	354,022
Taxable equivalent adjustment (n)	2,806	2,735	2,693	2,828	2,830
Total revenue (TE)	$367,502	$367,500	$370,352	$362,432	$356,852
GAAP Noninterest expense	$205,059	$202,333	$203,839	$206,016	$207,722
Amortization of Intangibles	(2,113)	(2,206)	(2,292)	(2,389)	(2,526)
Adjustments from supplemental disclosure items
FDIC special assessment	—	—	—	—	(3,800)
Adjusted noninterest expense for efficiency	$202,946	$200,127	$201,547	$203,627	$201,396
Efficiency ratio (o)	55.22%	54.46%	54.42%	56.18%	56.44%

(n) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(o) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above.